Exhibit 99.1

Syndax Pharmaceuticals Announces Appointment of Steve Sabus
as Chief Commercial Officer

WALTHAM, Mass., December 2, 2022 /PRNewswire/ -- Syndax Pharmaceuticals, Inc. (Nasdaq: SNDX), a clinical-stage biopharmaceutical company developing an innovative pipeline of cancer therapies, today announced the appointment of Steve Sabus to the role of Chief Commercial Officer, effective December 5, 2022. Mr. Sabus brings to Syndax more than 30 years of commercial experience launching drugs and building sales and marketing organizations within the biopharmaceutical industry. As Chief Commercial Officer, Mr. Sabus will oversee all commercial functions, including the development of critical launch initiatives, sales planning and commercial strategy.

“Steve is an accomplished executive who has launched and grown several important products within oncology, and I look forward to his contributions,” said Michael A. Metzger, Chief Executive Officer. “Steve’s leadership and operational experience, including building commercial teams and developing successful launch strategies, will be invaluable as we prepare for the potential commercialization of two first- and best-in-class therapies in oncology.”

“This is an exciting time to join Syndax, and I look forward to building a strong commercial culture and capabilities to support potential product launches in 2024,” said Mr. Sabus. “Both revumenib and axatilimab have compelling clinical profiles with meaningful market opportunities. I am eager to begin working with the team to develop a commercial strategy that realizes their full potential, with the ultimate goal of making a meaningful difference in the lives of people with cancer.”

Prior to joining Syndax, Mr. Sabus served as Chief Commercial Officer at Turning Point Therapeutics, before being acquired by BMS. Before Turning Point Therapeutics, Mr. Sabus held senior commercial roles at Astellas Pharma for over 15 years, most recently serving as the Head of Oncology. In this role, he led development of a commercial strategy for the planned launch of zolbetuximab, expanded the market for Xtandi® by successfully launching into new indications, and steered the growth of its partnered product, Padcev®. Mr. Sabus was also responsible for growing Xospata® for acute myeloid leukemia, as well as preparing for its expansion into additional indications.

Earlier in his tenure at Astellas, Mr. Sabus headed the U.S. Medical Specialties business unit where he designed commercial strategies to extend the portfolio and increase market impact across therapeutic areas. Additionally, he was the General Manager of Astellas Canada, where his team launched Xospata®.

Before Astellas, Mr. Sabus spent 16 years at Johnson & Johnson in commercial roles of increasing responsibility.

About Syndax Pharmaceuticals, Inc.

Syndax Pharmaceuticals is a clinical stage biopharmaceutical company developing an innovative pipeline of cancer therapies. Highlights of the Company's pipeline include revumenib (SNDX-5613), a highly selective inhibitor of the Menin–MLL binding interaction, and axatilimab, a monoclonal antibody that blocks the colony stimulating factor 1 (CSF-1) receptor, both currently in pivotal trials. For more information, please visit www.syndax.com or follow the Company on Twitter and LinkedIn.

Syndax Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend," "believe" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Syndax's expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about the progress, timing, clinical development and scope of clinical trials, the reporting of clinical data for Syndax's product candidates, and the potential use of our product candidates to treat various cancer indications and fibrotic diseases. Many factors may cause differences between current expectations and actual results, including: unexpected safety or efficacy data observed during preclinical or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; changes in expected or existing competition; changes in the regulatory environment; the COVID-19 pandemic may disrupt our business and that of the third parties on which we depend, including delaying or otherwise disrupting our clinical trials and preclinical studies, manufacturing and supply chain, or impairing employee productivity; failure of Syndax's collaborators to support or advance collaborations or product candidates; and unexpected litigation or other disputes. Other factors that may cause Syndax's actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Syndax's filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein. Except as required by law, Syndax assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Syndax Contact
Sharon Klahre
Syndax Pharmaceuticals, Inc.
sklahre@syndax.com
Tel 781.684.9827

SNDX-G